                         New England Business Service, Inc.
                 Statement Re Computation of Per Share Earnings
                     (In Thousands Except Per Share Data)


                                  Exhibit 11
                                  ----------

                                  Three Months Ended      Nine Months Ended
                                    March 29, 1997         March 29, 1997
                                  ------------------     ------------------
                                              Fully                  Fully
                                  Primary    Diluted     Primary    Diluted
                                  -------    -------     -------    -------
Shares
------

Weighted Average Shares
  of Common Stock                  13,101     13,101      13,345     13,345

Add:
  Common Stock Equivalents
    in the form of Stock Options      337        424         225        425
                                  -------    -------     -------    -------
Weighted Average Common Stock
  and Common Stock Equivalents     13,438     13,525      13,570     13,770
                                  =======    =======     =======    =======

Earnings
--------

Earnings per Consolidated
  Statement of Income             $ 6,004    $ 6,004     $12,382    $12,382
                                  =======    =======     =======    =======

Earnings per Share                $   .45    $   .43     $   .91    $   .90
                                  =======    =======     =======    =======

